Exhibit 10.4

[INFORMAL ENGLISH TRANSLATION]

AMENDMENT TO RESTATED AND AMENDED EXCLUSIVE,
WORLD-WIDE PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Amendment (the “Amendment”) to the RESTATED AND AMENDED EXCLUSIVE LICENSE AGREEMENT dated 6 October, 2008 (the “Agreement”), is made as of 28 August, 2019, by and between Bonus Therapeutics Ltd., a company incorporated under the laws of the state of Israel, having its address at 38 Raul Walenberg St., Haifa. Israel (the “Licensee” or the “Company”), Dr. Shai Meretzki, of 38 Raul Walenberg St., Haifa, Israel (“Meretzki”), Dr. Samer Srouji, of 24/2 Avigail St., Haifa, Israel (“Srouji”) and Dr. Uriel Barkai, of Kibbutz Nahsholim, Mobile Post Hof Carmel 30815 Israel, (“Barkai”) (each of the Company, Meretzki, Srouji and Barkai individually shall be referred to as “Party” and collectively as the “Parties”).

The Parties, in whole or in part, as the actual signatories to the Amendment indicate, have agreed to make certain amendments to the Agreement, as set forth below:

1.	All capitalized terms used herein but not defined herein shall have the meaning ascribed to them under the Agreement.

2.	This Amendment is done in the context of a settlement agreement entered into on 27 March, 2019, between Licensee, Meretzki, Dr. Mordechai Beyar and Mr. Oren Globerman following a lawsuit filed by Messrs. Beyar and Globerman (CC 11205-12-16) (the “Settlement”), in order to enable Licensee to meet the terms of the Settlement by removing the definition of “Excluded Field” (which was defined in the Agreement as the use of human bone cells/tissue/implant derived from mesenchymal cells, for transplantation into skeletal bones, for the purpose of treating osteoporosis – all as defined in the Agreement) in the Agreement and any reference thereto.

3.	The Agreement shall be revised and amended as follows:

3.1.	Paragraph 1 of the preamble to the Agreement shall be replaced by the following paragraph:

“The Inventors have developed technology for in vitro growth of bone tissues for therapeutic and other applications, which is the subject of the registered patents and patent applications specified in Annex A (the “Existing Patents”)”

3.2.	Section 1.4 of the Agreement shall be deleted.

3.3.	The words “except in the Excluded Field” in the 2nd row of Section 1.9 of the Agreement shall be deleted.

3.4.	The words “except in the Excluded Field” in the 3rd row and in the 13th row of Section 1.12 of the Agreement shall be deleted.

3.5.	The words “except in the Excluded Field” in rows 3-4 of Section 2.1 of the Agreement shall be deleted.

3.6.	The words “except in the Excluded Field” at the end of Section 2.2 of the Agreement shall be deleted.

3.7.	Section 4A will be renumbered as Section 4.3. The words “except in the Excluded Field” in the 6th row of the 2nd paragraph of this section shall be deleted.

3.8.	Section 6.2 of the Agreement shall be replaced by the following:

“Assignment. In consideration for the Royalty Conversion, all of the Inventors shall assign all of their respective rights in and to the Intellectual Property to the Company (the "Assignment of Rights").”

3.9.	The existing Section 12.6 shall be renumbered as Section 12.7. “12.7” shall be added to the list of section that will survive termination or expiration of the Agreement.

3.10.	A new Section 12.6 will be added to the Agreement:

“In the event that the Inventors will exercise their right to terminate this Agreement and the License granted herein in the event of a Bankruptcy Event as stipulated in Section 12.3 above, and in recognition of the settlement agreement entered into on 27 March 2019 between the Licensee, Bonus Biogroup Ltd., Meretzki, Dr. Mordechai Beyar and Mr. Oren Globerman following a lawsuit filed by Messrs. Beyar and Globerman (CC 11205-12-16) (the “Settlement”), the Inventors hereby agree and undertake that, to the extent that the Licensee will grant the joint project or joint venture created under the Settlement a sub-license to any of the Intellectual Property, then following the termination of the License the Inventors shall immediately grant the said joint project or joint venture a license to the Intellectual Property under the same terms and conditions as the sub-license previously granted to the joint project or joint venture by the licensee.”

3.11.	In Annex A to the Agreement, “US Patent Application No. 12937273” shall be replaced by “United States Patent No. 9,987,394”.

4.	The provisions of this Amendment shall be incorporated into the Agreement and shall apply retroactively as of the Effective Date in the Agreement, so that the Agreement would have been deemed to be as following the changes made in this Amendment from the outset – with the exception of the provision of Section 2.10 above, which shall be deemed to have been incorporated into the Agreement as of the date of this Amendment as stipulated in the preamble.

5.	Other than as set forth herein, the Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment shall vary any liability or obligation of any party under the Agreement other than to the extent specified herein. All rights and benefits previously enjoyed by any party under the Agreement shall remain unaffected and undiminished except to the extent specified herein. In the event of any conflict or inconsistency between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail.

6.	Section 14 of the Agreement shall apply to any dispute between the Parties with respect to the interpretation and/or application of this Amendment.

IN WITNESS WHEREOF the Parties have signed this Amendment.

/s/ Dr. Shai Meretzki		/s/ Dr. Shai Meretzki s/ Yosef Rauch
Dr. Shai Meretzki		Bonus Therapeutics Ltd.

Date:	September 19, 2021	By:
		Name:	Dr. Shai Meretzki
		Title:	CEO and Director
/s/ Dr. Samer Srouji		Date:	September 19, 2021
Dr. Samer Srouji		and
By:
Date:	September 1, 2021	Name:	Yosef Rauch
		Title:	Chairman
		Date:	September 19, 2021
/s/ Dr. Uriel Barkai
Dr. Uriel Barkai

Date:	August 30, 2019